ASIA SPECIAL SITUATION ACQUISITION CORP.
COMPLETES INITIAL PUBLIC OFFERING

GEORGE TOWN, CAYMAN ISLANDS--(Marketwire - January 24, 2008) - Asia Special Situation Acquisition Corp. (AMEX: CIO.U) announced today that it has closed its initial public offering of 10,000,000 units. The units were sold at an offering price of $10.00 per unit. Each unit issued in the initial public offering consists of one ordinary share, $.0001 per value per share (the "Ordinary Shares") and one warrant to purchase one Ordinary Share. Prior to the consummation of the initial public offering, the Company consummated a private placement of 5,725,000 warrants at $1.00 per warrant to the Company's sponsor. The warrants sold in the private placement are identical to those included in the units sold in the initial public offering, except that (i) subject to limited exceptions, none of the warrants will be transferable or salable until after the Company completes a business combination; (ii) the warrants are not subject to redemption if held by the Company's sponsor or its permitted assigns; and (iii) the warrants are exercisable on a cashless basis if held by the Company's sponsor or its permitted assigns. The initial public offering and the private placement generated aggregate gross proceeds of $105,725,000, $100,000,000 (or $10.00 per unit sold in the initial public offering) of which has been deposited into a trust account for the benefit of the Company's public shareholders. Maxim Group LLC acted as sole book running manager of the offering.

Asia Special Situation Acquisition Corp. is a Business Combination Company™, or BCC™, formed for the purpose of acquiring all or a majority interest in one or more unidentified operating businesses, through a capital stock exchange, asset acquisition, stock purchase, or other similar transaction, including obtaining a majority interest through contractual arrangements. The Company intends to identify prospective acquisitions that are either located in Asia, provide products or services to consumers located in Asia, or invest in Asia. The Company's efforts to identify a prospective target business will not be limited to a particular industry or area in Asia, although the Company initially intends to focus its efforts on acquiring an operating business in the leisure and hospitality or financial services industries, that either invests in, is located in or provides products or services to consumers located in China.

A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission on January 16, 2008. This press release shall neither constitute an offer to sell nor the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state. The offering of these securities will be made only by means of a prospectus, a copy of which may be obtained from Maxim Group LLC, 405 Lexington Avenue, New York, New York, 10174, Telephone: (800) 724-0761.

"Business Combination Company"™ and "BCC"™ are service marks of Maxim Group LLC.

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting the Company, the ability of Company to satisfy the conditions to completion of the business combination and those other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.

For Further Information please contact:

Asia Special Situation Acquisition Corp.
Dr. Gary T. Hirst
President and Director
1515 International Parkway, Suite 2031
Lake Mary, FL 32746
Tel: (407) 805-0897